EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the incorporation by reference in the registration statements of Legg Mason, Inc. and Subsidiaries on Form S-8 (File Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-48239; 33-55814; 33-61441;
33-61445; 333-08721; 333-45307; 333-59841; 333-61163; and 333-66891) and on Form
S-3 (File Nos. 333-00151 and 333-44475) of our reports dated June 2, 1999, on our audits of the consolidated financial statements and financial statement schedule of Legg Mason, Inc. and Subsidiaries as of March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999, which reports are included in this Annual Report on Form 10-K.


                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                                    ----------------------------

Baltimore, Maryland
June 28, 1999